UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): May 2, 2014

BALDWIN & LYONS, INC.
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(Exact name of registrant as specified in its charter)

Indiana	0-5534	35-0160330
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

111 Congressional Boulevard, Carmel, IN	46032
(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                       (317) 636-9800
                                                                                      _______________________________________________

                                                                                          Not applicable
__________________________________________________________________________________________

                                                      (Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-
       2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
      4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers

The following information is being furnished pursuant to Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Principal Officers.

In accordance with Item 5.02(b), the Company announces the departure of Mr. Mark L. Bonini, Executive Vice President, effective April 30, 2014.

In accordance with Item 5.02(c), the Company announces the promotion, effective April 30, 2014, of Mr. Randy Birchfield, age 50, to Executive Vice President to fill the vacancy created by the departure of Mr. Bonini.  Mr. Birchfield was previously Vice President of Underwriting and has been employed by the Company since September 2013.  Prior to joining the Company, Mr. Birchfield served in a variety of capacities within the property and casualty insurance industry with Allstate Insurance Company, Progressive Insurance Company and Farmers Insurance Company.  Mr. Birchfield’s education includes a Bachelor degree from the United states Military Academy at West Point, a Master in Managerial Economics degree from the University of Oklahoma and a Master of Business Administration degree from Harvard University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALDWIN & LYONS, INC.

May 2, 2014                                                                   by:   /s/ Joseph J. DeVito
Joseph J. DeVito
Chief Executive Officer and President